Exhibit 23.4

[Forrest A. Garb & Associates, Inc. Letterhead]

Consent of Forrest A. Garb & Associates, Inc.

We hereby consent to the use in this registration statement on Form S-3 of information contained in our reports for RAM Energy Resources, Inc., which appears in the December 31, 2006 annual report on Form 10-K of RAM Energy Resources, Inc. We also consent to reference to our firm in such registration statement.

/s/ FORREST A. GARB & ASSOCIATES, INC.

Petroleum Engineers

Dallas, Texas

February 19, 2008